Exhibit 99.1

COMPANY CONTACT

Sean Mahoney

(240) 744-1150

FOR IMMEDIATE RELEASE

THURSDAY, FEBRUARY 28, 2013

DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS AND INCREASES QUARTERLY DIVIDEND

BETHESDA, Maryland, Thursday, February 28, 2013 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its fourth fiscal quarter and full year ended December 31, 2012. The Company is a lodging-focused real estate investment trust that owns a portfolio of 27 premium hotels in the United States. The Company also announced a 6% increase to its quarterly dividend commencing with the first quarter 2013.

2012 Transactions

•	Hotel Acquisitions: The Company successfully completed the acquisition of five hotels for approximately $525 million during 2012.

•	Hotel Dispositions: The Company sold four non-core hotels during 2012 for total proceeds of over $300 million.

•	Equity Raises: The Company raised approximately $275 million through offerings of its common stock in July 2012.

•

Credit Facility: The Company amended and restated its $200 million senior unsecured revolving credit facility to lower its borrowing rate, increase its financial flexibility and extend the term for one year.

•	Hotel Financings: The Company closed on a $170 million loan secured by the Lexington Hotel New York and a $74 million loan secured by the Westin Washington D.C. City Center during 2012.

•	Dividends: The Company declared four quarterly dividends totaling $0.32 per share during 2012 and returned approximately $56 million to shareholders.

2012 Operating Results

•	Pro Forma Revenue: The Company’s Pro Forma Revenue was $802.4 million, an increase of 7.2% from the comparable period in 2011.

•	Pro Forma RevPAR: The Company’s Pro Forma RevPAR was $134.36, an increase of 5.3% from the comparable period in 2011.

•	Pro Forma Hotel Adjusted EBITDA Margin: The Company’s Pro Forma Hotel Adjusted EBITDA margin was 27.18%, an increase of 87 basis points from the comparable period in 2011.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $189.7 million, an increase of 17.0% over the comparable period in 2011.

•	Adjusted FFO: The Company’s Adjusted FFO was $140.2 million and Adjusted FFO per diluted share was $0.78.

Fourth Quarter 2012 Highlights

•	Pro Forma Revenue: The Company’s Pro Forma Revenue was $267.8 million, an increase of 6.6% from the comparable period in 2011.

•	Pro Forma RevPAR: The Company’s Pro Forma RevPAR was $138.24, an increase of 3.9% from the comparable period in 2011.

•	Pro Forma Hotel Adjusted EBITDA Margin: The Company’s Pro Forma Hotel Adjusted EBITDA margin was 28.90%, an increase of 105 basis points from the comparable period in 2011.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $72.3 million.

•	Adjusted FFO: The Company’s Adjusted FFO was $56.5 million and Adjusted FFO per diluted share was $0.29.

•	Dividends: The Company declared a quarterly dividend of $0.08 per share during the fourth quarter.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “Our fourth quarter operating results were above our expectations, and we are pleased with the continued repositioning of our portfolio in 2012, including our entry into San Francisco with the accretive acquisition of the Hotel Rex. We also continued to strengthen our balance sheet through the amendment of our credit facility and by entering into attractive secured financing. We enter 2013 with attractive industry fundamentals, a strong balance sheet and numerous upside opportunities through our repositioning projects. We are also pleased to increase our quarterly dividend for 2013.”

Operating Results

Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.” The discussions of “Pro Forma” operating results assume all of the Company’s 27 hotels were owned since January 1, 2011.

For the full year 2012, the Company reported the following:

	Full Year 2012	Full Year 2011	Change
Pro Forma ADR	$175.43	$168.61	4.0%
Pro Forma Occupancy	76.6%	75.7%	0.9 percentage points
Pro Forma RevPAR	$134.36	$127.61	5.3%
Pro Forma Rooms Revenue	$568.8 million	$531.6 million	7.0%
Pro Forma Revenue	$802.4 million	$748.6 million	7.2%
Pro Forma Hotel Adjusted EBITDA Margins	27.18%	26.31%	87 basis points
Adjusted EBITDA	$189.7 million	$162.1 million	17.0%
Adjusted FFO	$140.2 million	$103.6 million	$36.6 million
Adjusted FFO per diluted share	$0.78	$0.62	$0.16
Net Loss	($16.6 million)	($7.7 million)	($8.9 million)
Loss per diluted share	($0.09)	($0.05)	($0.04)
Diluted Weighted Average Shares	180.8 million	166.7 million

For the fourth quarter beginning September 8, 2012 and ending December 31, 2012, the Company reported the following:

	Fiscal Q4 2012	Fiscal Q4 2011	Change
Pro Forma ADR	$185.02	$178.55	3.6%
Pro Forma Occupancy	74.7%	74.5%	0.2 percentage points
Pro Forma RevPAR	$138.24	$133.03	3.9%
Pro Forma Rooms Revenue	$189.2 million	$178.2 million	6.2%
Pro Forma Revenue	$267.8 million	$251.4 million	6.6%
Pro Forma Hotel Adjusted EBITDA Margins	28.90%	27.85%	105 basis points
Adjusted EBITDA	$72.3 million	$60.5 million	19.5%
Adjusted FFO	$56.5 million	$40.0 million	$16.5 million
Adjusted FFO per diluted share	$0.29	$0.24	$0.05
Net Income	$16.6 million	$4.9 million	$11.7 million
Earnings per diluted share	$0.09	$0.03	$0.06
Diluted Weighted Average Shares	195.6 million	168.2 million

Appointment of Chief Operating Officer

Robert Tanenbaum will join the Company on April 1, 2013 and will be appointed as Chief Operating Officer and Executive Vice President, Asset Management no later than May 1, 2013. Mr. Tanenbaum will lead the Company’s asset management efforts and will report directly to Mark W. Brugger, President and Chief Executive Officer. Mr. Tanenbaum brings over 20 years of experience in the hospitality industry to the Company. Most recently he was the Principal of Madison Hotel Advisors, LLC, which he founded in 2004 and whose clients include Goldman Sachs’ Whitehall Funds and Equity Group Investments. Prior to founding Madison Hotel Advisors, LLC, he was a Vice President of Asset Management with Host Hotels & Resorts from 1996 to 2004. His experience prior to that includes PKF Consulting in San Francisco, CA and Four Seasons Hotels in Chicago, IL and Maui, HI. Additionally, Mr. Tanenbaum is an active member of the Hospitality Asset Managers Association and is a graduate of the Pennsylvania State University with a Bachelor of Science degree in Hotel Restaurant and Institutional Management.

Capital Expenditures

2012—The Company continued to invest in its portfolio by spending approximately $49.3 million on capital improvements during 2012. Of that amount, approximately $23.4 million was funded from corporate cash and the balance from restricted cash reserves held by hotel managers. The most significant projects for 2012 included the following:

•

Conrad Chicago: The Company added 4,100 square feet of new meeting space in 2012 and expects to reposition the food and beverage outlets and re-concept the hotel lobby during the first quarter of 2013.

•	Renaissance Worthington: The Company substantially completed a comprehensive restoration of the concrete façade of the hotel.

•	Marriott Atlanta Alpharetta: The Company completed a renovation of the guest rooms at the hotel.

•	Frenchman’s Reef: The Company renovated the premium Morning Star guest rooms during the fourth quarter of 2012 and completed a renovation of the boat dock in early 2013.

2013—The Company expects to spend approximately $140 million for capital improvements in 2013 and early 2014. A description of the most significant planned capital projects are as follows:

•

Lexington Hotel New York: In connection with executing the rebranding strategy at the Lexington Hotel, the Company has begun a comprehensive renovation of the hotel, including the lobby, corridors, guest rooms and guest bathrooms. The current estimated renovation cost is $40 million to $45 million and is expected to be completed during the third quarter of 2013.

•

Manhattan Courtyards: The Company is currently renovating the guest rooms and guest bathrooms at the Courtyard Manhattan/Midtown East and Courtyard Manhattan/Fifth Avenue. The renovation scope at the Courtyard Midtown East also includes the public space and the addition of five new guest rooms. The renovations will be substantially complete during the first half of 2013.

•

Westin Washington D.C.: The Company expects to undertake a comprehensive renovation during 2013 to reposition the hotel to capture higher-rated business, leisure and group customers. The renovation scope will touch every aspect of the guest experience, including the guest rooms, corridors, meeting space and the lobby.

•	Westin San Diego: The Company expects to undertake a comprehensive renovation beginning in late 2013 of the guestrooms, corridors, lobby, public areas, and meeting space.

•	Hilton Boston Downtown: The Company expects to undertake a renovation of the guestrooms, corridors, public areas, and meeting space in 2014.

•	Hilton Burlington: The Company expects to undertake renovations of the corridors and guestrooms in 2014.

The Company expects renovation disruption of $10 to $12 million of Hotel Adjusted EBITDA during the year ended December 31, 2013 as a result of these projects. This disruption has been factored into the Company’s outlook for 2013 detailed below.

2013 Reporting Calendar Change

In 2013, the Company will report its quarterly results of operations on a calendar quarter basis. Historically, the Company reported its quarterly results of operations based on the fiscal calendar used by Marriott International. Since the Company is not changing its fiscal year, its financial information will not be restated in its quarterly filings with the U.S. Securities and Exchange Commission. The following table highlights the changes in the Company’s reporting calendar.

Quarter	2012 Old Calendar		2013 Calendar

1st	Marriott	January 1 – March 23	All	January 1 – March 31
	Non-Marriott	January 1 – February 28

2nd	Marriott	March 24 – June 15	All	April 1 – June 30
	Non-Marriott	March 1 – May 31

3rd	Marriott	June 16 – September 7	All	July 1 – September 30
	Non-Marriott	June 1 – August 31

4th	Marriott	September 8 – December 31	All	October 1 – December 31
	Non-Marriott	September 1 – December 31

The Company’s 2013 quarterly results will not be directly comparable to its 2012 results, since Marriott International will not provide restated 2012 operating statements. Instead, in comparing 2013 quarterly results to 2012 results, the Company will (i) use the non-Marriott 2012 results on a calendar quarter basis and (ii) use Marriott 2012 results as follows:

•	The first quarter of 2012 will include Marriott operating results from January 1 to March 23.

•	The second quarter of 2012 will include Marriott operating results from March 24 to June 15.

•	The third quarter of 2012 will include Marriott operating results from June 16 to October 5.

•	The fourth quarter of 2012 will include the Marriott operating results from October 6 to December 31.

The following table reallocates selected 2012 quarterly pro forma operating information as described above into the 2013 reporting calendar.

	Quarter 1, 2012	Quarter 2, 2012	Quarter 3, 2012	Quarter 4, 2012
RevPAR	$117.09	$146.48	$139.56	$133.36
Revenues (in thousands)	$167,026	$210,809	$228,371	$196,005
Hotel Adjusted EBITDA (in thousands)	$35,685	$64,564	$63,776	$54,085
% of Full Year	16.4%	29.6%	29.2%	24.8%
Hotel Adjusted EBITDA Margin	21.36%	30.63%	27.93%	27.59%
Available Rooms	1,004,405	1,010,443	1,184,252	1,034,027

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.08 per share to stockholders of record as of December 31, 2012. The dividend was paid on January 10, 2013. The Company increased its quarterly dividend for 2013 by 6% and its Board of Directors declared a quarterly dividend of $0.085 per share for stockholders of record as of March 31, 2013. The dividend will be paid on April 12, 2013.

Outlook and Guidance

The Company is providing annual guidance for 2013, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company’s 2013 RevPAR guidance assumes all of the Company’s 27 hotels were owned since January 1, 2012.

Based on its outlook, the Company expects the following full year 2013 results:

Metric	Pre-Renovation Guidance	Renovation Disruption	2013 Guidance
Pro Forma RevPAR Growth	4 percent to 6 percent	3 percent	1 percent to 3 percent

Adjusted EBITDA	$207 million to $215 million	$10 million to $12 million	$195 million to $205 million

Adjusted FFO	$146 million to $152 million	$7 million to $8 million	$138 million to $145 million

Adjusted FFO per share (based on 195.9 million shares)	$0.75 to $0.78	$0.04 to $0.05	$0.70 to $0.74

Earnings Call

The Company will host a conference call to discuss its fourth quarter and full year results on Friday, March 1, 2013, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 866-825-3209 (for domestic callers) or 617-213-8061 (for international callers). The participant passcode is 85514453. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one year.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. The Company owns 27 premium hotels with approximately 11,600 rooms and holds one senior mortgage loan. The Company’s hotels are generally operated under globally recognized brands such as Hilton, Marriott, and Westin. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the development of a hotel by a third-party developer; risks associated with the rebranding of the Lexington Hotel New York; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Reporting Periods for Statement of Operations

The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s hotels, uses a fiscal year ending on the Friday closest to December 31 and reports 12 weeks of operations for the first three quarters and 16 or 17 weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Davidson Hotel Company, manager of the Hilton Boston, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago and the Hilton Minneapolis, Westin Hotel Management, L.P., manager of the Westin Boston Waterfront, Alliance Hospitality Management, manager of the Hilton Garden Inn Chelsea, Sage Hospitality, manager of the JW Marriott Denver Cherry Creek and the Courtyard Denver, Highgate Hotels, manager of the Lexington Hotel, Interstate Hotels and Resorts, manager of the Westin Washington D.C., the Westin San Diego and the Hilton Burlington, and Joie de Vivre Hospitality, LLC, manager of the Hotel Rex report results on a monthly basis (collectively, the “monthly-reporting hotels). Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.

Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for the monthly-reporting hotels for the month of operations that ends after its fiscal quarter-end because none of the managers of these hotels make mid-month results available. As a result, the quarterly results of operations include results from these hotels as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Beginning in 2013, the Company will report its quarterly results of operations on a calendar quarter basis.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS

As of December 31, 2012 and 2011

(in thousands, except share and per share amounts)

	2012	2011
ASSETS
Property and equipment, at cost	$3,131,175	$2,667,682
Less: accumulated depreciation	(519,721)	(433,178)

	2,611,454	2,234,504
Assets held for sale	—	263,399
Deferred financing costs, net	9,724	5,869
Restricted cash	76,131	53,871
Due from hotel managers	68,532	50,728
Note receivable	53,792	54,788
Favorable lease assets, net	40,972	43,285
Prepaid and other assets	73,814	65,900
Cash and cash equivalents	9,623	26,291

Total assets	$2,944,042	$2,798,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$968,731	$762,933
Mortgage debt of assets held for sale	—	180,000
Senior unsecured credit facility	20,000	100,000

Total debt	988,731	1,042,933
Deferred income related to key money, net	24,362	24,593
Unfavorable contract liabilities, net	80,043	81,914
Due to hotel managers	51,003	41,676
Liabilities of assets held for sale	—	3,805
Dividends declared and unpaid	15,911	13,594
Accounts payable and accrued expenses	88,879	87,963

Total other liabilities	260,198	253,545

Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 195,145,707 and 167,502,359 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	1,951	1,675
Additional paid-in capital	1,976,200	1,708,427
Accumulated deficit	(283,038)	(207,945)

Total stockholders’ equity	1,695,113	1,502,157

Total liabilities and stockholders’ equity	$2,944,042	$2,798,635

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Fiscal Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)
Revenues:
Rooms	$188,070	$153,005	$526,113	$431,219
Food and beverage	62,971	54,364	180,387	159,744
Other	15,360	10,772	43,147	31,213

Total revenues	266,401	218,141	749,647	622,176

Operating Expenses:
Rooms	47,643	40,743	140,029	115,786
Food and beverage	43,207	37,852	128,938	114,029
Management fees	9,603	8,143	24,915	21,631
Other hotel expenses	90,815	75,584	261,947	221,471
Depreciation and amortization	37,350	28,206	100,152	85,376
Impairment losses	—	—	30,844	—
Hotel acquisition costs	245	(84)	10,591	2,521
Corporate expenses	5,383	6,346	21,095	21,247

Total operating expenses	234,246	196,790	718,511	582,061

Operating income	32,155	21,351	31,136	40,115

Other Expenses (Income):
Interest income	(29)	(33)	(307)	(614)
Interest expense	17,061	15,292	53,771	45,406
Gain on early extinguishment of debt	—	—	(144)	—

Total other expenses	17,032	15,259	53,320	44,792

Income (Loss) from continuing operations before income taxes	15,123	6,092	(22,184)	(4,677)
Income tax benefit (expense)	1,166	(1,675)	6,158	(3,322)

Income (Loss) from continuing operations	16,289	4,417	(16,026)	(7,999)
Income (Loss) from discontinued operations, net of income taxes	339	520	(566)	321

Net income (loss)	$16,628	$4,937	$(16,592)	$(7,678)

Earnings (Loss) per share:
Continuing operations	$0.09	$0.03	$(0.09)	$(0.05)
Discontinued operations	0.00	0.00	(0.00)	(0.00)

Basic and diluted earnings (loss) per share	$0.09	$0.03	$(0.09)	$(0.05)

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net (loss) income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust FFO and EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•

Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable management contract assets recorded in conjunction with our acquisitions of the Westin Washington D.C. City Center, Westin San Diego, and Hilton Burlington and the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•

Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect its actual performance for that period.

•

Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•

Allerton Loan: In 2010 and 2011, we included cash payments received on the senior loan secured by the Allerton Hotel in Adjusted EBITDA and Adjusted FFO. GAAP requires us to record the cash received from the borrower as a reduction of our basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. In 2012, due to the uncertainty of the timing of the bankruptcy resolution, we excluded both cash interest payments received from the borrower and the legal costs incurred as a result of the bankruptcy proceedings from our calculation of Adjusted EBITDA and Adjusted FFO. We have not adjusted our 2011 Adjusted EBITDA and Adjusted FFO calculations to reflect this change in presentation. Beginning in 2013, we will begin to record interest income on the loan as a result of the settlement of the bankruptcy proceedings, which will be included in the calculation of EBITDA and FFO. We will reduce Adjusted EBITDA and Adjusted FFO for the cash payments previously recognized in 2010 and 2011, which will be amortized over the term of the new loan.

•

Other Non-Cash and /or Unusual Items: We exclude the effect of certain non-cash and/or unusual items because we believe they do not reflect the underlying performance of the Company. In 2012, we excluded the franchise termination fee paid to Radisson because we believe that including it does not reflect the ongoing performance of the hotel. In 2013, we will exclude the severance costs related to the retirement of our President and Chief Operating Officer.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our hotels. Additionally, the gain or loss on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and fair market value adjustments to the Company’s interest rate cap agreement.

The following tables are reconciliations of our U.S. GAAP net income (loss) to EBITDA and Adjusted EBITDA (in thousands):

	Fiscal Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income (loss)	$16,628	$4,937	$(16,592)	$(7,678)
Interest expense (1)	17,061	18,419	56,068	55,507
Income tax (benefit) expense (2)	(1,242)	1,829	(6,046)	2,623
Real estate deprectiation and amortization (3)	37,350	32,389	101,498	99,224

EBITDA	69,797	57,574	134,928	149,676
Non-cash ground rent	2,074	2,118	6,694	6,996
Non-cash amortization of favorable and unfavorable contracts, net	(357)	(576)	(1,653)	(1,860)
Gain (Loss) on sale of hotel properties	61	—	(9,479)	—
Gain on early extinguishment of debt	—	—	(144)	—
Acquisition costs	246	(84)	10,591	2,521
Allerton loan interest payments	—	1,459	—	3,163
Allerton loan legal fees	476	—	2,493	—
Franchise termination fee	—	—	750	—
Litigation settlement	—	—	—	1,650
Impairment losses (4)	—	—	45,534	—

Adjusted EBITDA	$72,297	$60,491	$189,714	$162,146

(1)	Amounts include interest expense included in discontinued operations as follows: $3.1 million in the fiscal quarter ended December 31, 2011; $2.3 million in the year ended December 31, 2012; and $10.1 million in the year ended December 31, 2011.
(2)	Amounts include income tax (expense) benefit included in discontinued operations as follows $0.1 million in the fiscal quarter ended December 31, 2012; ($0.2) million in the fiscal quarter ended December 31, 2011; ($0.1) million in the year ended December 31, 2012; and $0.7 million in the year ended December 31, 2011.
(3)	Amounts include depreciation expense included in discontinued operations as follows: $4.2 million in the fiscal quarter ended December 31, 2011; $1.3 million in the year ended December 31, 2012; and $13.8 million in the year ended December 31, 2011.
(4)	Amount includes a $14.7 million impairment loss included in discontinued operations.

	Guidance
	Pre Renovation 2013		Full Year 2013
	Low End	High End	Low End	High End
Net income (1)	$33,558	$40,558	$25,558	$33,558
Interest expense	59,000	58,400	59,000	58,400
Income tax expense (benefit)	1,600	4,200	(2,400)	1,200
Real estate related depreciation and amortization	107,000	106,000	107,000	106,000

EBITDA	201,158	209,158	189,158	199,158
Non-cash ground rent	6,400	6,400	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)	(1,400)	(1,400)
Key money write-off	(860)	(860)	(860)	(860)
Allerton interest income	(1,163)	(1,163)	(1,163)	(1,163)
Severence costs	2,865	2,865	2,865	2,865

Adjusted EBITDA	$207,000	$215,000	$195,000	$205,000

(1)	Net income includes approximately $6.1 million of interest income related to the Allerton loan.

The following tables are reconciliations of our U.S. GAAP net income (loss) to FFO and Adjusted FFO (in thousands):

	Fiscal Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income (loss)	$16,628	$4,937	$(16,592)	$(7,678)
Real estate related depreciation and amortization (1)	37,350	32,389	101,498	99,224
Impairment losses (2)	—	—	45,534	—
Loss (gain) on sale of hotel properties	61	—	(9,479)	—

FFO	54,039	37,326	120,961	91,546
Non-cash ground rent	2,074	2,118	6,694	6,996
Non-cash amortization of favorable and unfavorable contracts, net	(357)	(576)	(1,653)	(1,860)
Gain on early extinguishment of debt	—	—	(144)	—
Acquisition costs	246	(84)	10,591	2,521
Allerton loan interest payments	—	1,459	—	3,163
Allerton loan legal fees	476	—	2,493	—
Franchise termination fee	—	—	750	—
Litigation settlement	—	—	—	1,650
Fair value adjustments to debt instruments	(28)	(212)	471	(373)

Adjusted FFO	$56,450	$40,031	$140,163	$103,643

Adjusted FFO per share	$0.29	$0.24	$0.78	$0.62

(1)	Amounts include depreciation expense included in discontinued operations as follows: $4.2 million in the fiscal quarter ended December 31, 2011; $1.3 million in the year ended December 31, 2012; and $13.8 million in the year ended December 31, 2011.
(2)	Amount includes a $14.7 million impairment loss included in discontinued operations.

	Guidance
	Pre Renovation		Full Year 2013
	Low End	High End	Low End	High End
Net income (1)	$33,558	$40,558	$25,558	$33,558
Real estate related depreciation and amortization	107,000	106,000	107,000	106,000

FFO	140,558	146,558	132,558	139,558
Non-cash ground rent	6,400	6,400	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)	(1,400)	(1,400)
Key money write-off	(860)	(860)	(860)	(860)
Allerton interest income	(1,163)	(1,163)	(1,163)	(1,163)
Severence costs	2,865	2,865	2,865	2,865
Debt premium amortization	(400)	(400)	(400)	(400)

Adjusted FFO	$146,000	$152,000	$138,000	$145,000

Adjusted FFO per share	$0.75	$0.78	$0.70	$0.74

(1)	Net income includes approximately $6.1 million of interest income related to the Allerton loan.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions

In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY

PRO FORMA HOTEL OPERATING DATA

Schedule of Property Level Results

(in thousands)

(unaudited)

	Fiscal Quarter Ended December 31,			Year Ended December 31,
	2012	2011	% Change	2012	2011	% Change
Revenues:
Rooms	$189,245	$178,210	6.2%	$568,778	$531,641	7.0%
Food and beverage	63,045	60,459	4.3%	187,315	178,421	5.0%
Other	15,546	12,686	22.5%	46,290	38,492	20.3%

Total revenues	267,836	251,355	6.6%	802,383	748,554	7.2%
Operating Expenses:
Rooms departmental expenses	47,912	45,774	4.7%	148,703	137,654	8.0%
Food and beverage departmental expenses	43,276	41,433	4.4%	133,409	126,178	5.7%
Other direct departmental	6,858	6,521	5.2%	21,893	20,651	6.0%
General and administrative	21,192	21,001	0.9%	65,168	62,719	3.9%
Utilities	9,132	9,055	0.9%	28,461	28,375	0.3%
Repairs and maintenance	11,518	11,632	(1.0%)	35,749	35,125	1.8%
Sales and marketing	21,840	20,668	5.7%	67,050	62,820	6.7%
Base management fees	6,914	6,326	9.3%	20,352	18,858	7.9%
Incentive management fees	2,663	2,340	13.8%	5,556	5,205	6.7%
Property taxes	12,073	10,071	19.9%	37,211	34,658	7.4%
Ground rent	4,600	4,503	2.2%	14,603	14,199	2.8%
Other fixed expenses	3,963	3,681	7.7%	11,180	10,656	4.9%

Total hotel operating expenses	191,941	183,005	4.9%	589,335	557,098	5.8%
Hotel EBITDA	75,895	68,350	11.0%	213,048	191,456	11.3%
Non-cash ground rent	1,941	2,067	(6.1%)	6,445	6,908	(6.7%)
Non-cash amortization of unfavorable contract liabilities	(426)	(426)	0.0%	(1,383)	(1,383)	0.0%

Hotel Adjusted EBITDA	$77,410	$69,991	10.6%	$218,110	$196,981	10.7%

NOTE:

The pro forma operating data above includes the operating results for the Company’s portfolio of 27 hotels owned as of December 31, 2012 assuming they were owned since January 1, 2011 and excludes the operating results of the four hotels sold during 2012.

Market Capitalization as of December 31, 2012

(in thousands, except per share data)

Enterprise Value
Common equity capitalization (at December 31, 2012 closing price of $9.00/share)	$1,762,877
Consolidated debt	988,731
Cash and cash equivalents	(9,623)

Total enterprise value	$2,741,985

Share Reconciliation
Common shares outstanding	195,146
Unvested restricted stock held by management and employees	676
Share grants under deferred compensation plan held by directors	53

Combined shares outstanding	195,875

Debt Summary as of December 31, 2012

(dollars in thousands)

Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East	8.810%	Fixed	$41,933	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	28,640	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	50,173	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Frenchman’s Reef Marriott	5.440%	Fixed	58,690	August 2015
Renaissance Worthington	5.400%	Fixed	54,700	July 2015
Orlando Airport Marriott	5.680%	Fixed	57,583	January 2016
Chicago Marriott Downtown	5.975%	Fixed	211,477	April 2016
Hilton Minneapolis	5.464%	Fixed	96,901	April 2021
JW Marriott Denver Cherry Creek	6.470%	Fixed	40,761	July 2015
Lexington Hotel New York	LIBOR + 3.00	Variable	170,368	March 2015
Westin Washington D.C. City Center	3.990%	Fixed	74,000	January 2023
Debt premium (1)			905

Total mortgage debt			968,731

Senior unsecured credit facility	LIBOR + 1.90	Variable	20,000	January 2017

Total debt			$988,731

(1)	Non-cash GAAP adjustment recorded upon the assumption of the JW Marriott Denver at Cherry Creek mortgage debt in 2011.

Pro Forma Operating Statistics – Fourth Quarter (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	4Q 2012	4Q 2011	B/(W)	4Q 2012	4Q 2011	B/(W)	4Q 2012	4Q 2011	B/(W)	4Q 2012	4Q 2011	B/(W)
Atlanta Alpharetta	$140.21	$128.67	9.0%	63.6%	67.4%	(3.8%)	$89.15	$86.78	2.7%	27.29%	27.33%	-4 bps
Bethesda Marriott Suites	$171.49	$174.97	(2.0%)	63.2%	63.3%	(0.1%)	$108.32	$110.72	(2.2%)	26.05%	26.68%	-63 bps
Boston Westin (2)	$223.12	$211.66	5.4%	67.4%	65.7%	1.7%	$150.49	$139.05	8.2%	26.88%	24.76%	212 bps
Hilton Boston Downtown (2)	$231.45	$220.66	4.9%	68.5%	75.0%	(6.5%)	$158.56	$165.55	(4.2%)	30.17%	37.39%	-722 bps
Hilton Burlington (2)	$156.25	$145.61	7.3%	74.2%	74.5%	(0.3%)	$115.94	$108.51	6.8%	36.51%	50.17%	-1366 bps
Renaissance Charleston	$173.50	$164.23	5.6%	85.4%	84.2%	1.2%	$148.12	$138.28	7.1%	33.36%	29.76%	360 bps
Hilton Garden Inn Chelsea (2)	$261.27	$248.59	5.1%	98.5%	93.6%	4.9%	$257.33	$232.61	10.6%	50.73%	51.44%	-71 bps
Chicago Marriott	$214.94	$204.72	5.0%	78.2%	78.1%	0.1%	$168.01	$159.83	5.1%	28.65%	30.10%	-145 bps
Chicago Conrad (2)	$236.47	$219.55	7.7%	82.4%	82.8%	(0.4%)	$194.75	$181.86	7.1%	34.47%	36.24%	-177 bps
Courtyard Denver Downtown (2)	$161.28	$148.15	8.9%	83.3%	84.1%	(0.8%)	$134.28	$124.60	7.8%	44.28%	42.92%	136 bps
Courtyard Fifth Avenue	$315.53	$295.00	7.0%	96.8%	89.4%	7.4%	$305.55	$263.70	15.9%	39.70%	33.64%	606 bps
Courtyard Midtown East	$312.37	$305.03	2.4%	88.8%	84.2%	4.6%	$277.54	$256.85	8.1%	41.08%	41.44%	-36 bps
Frenchman’s Reef (2)	$200.04	$208.56	(4.1%)	68.8%	78.1%	(9.3%)	$137.68	$162.94	(15.5%)	8.39%	(24.47%)	3286 bps
JW Marriott Denver Cherry Creek (2)	$229.58	$226.27	1.5%	79.3%	75.3%	4.0%	$182.04	$170.35	6.9%	30.70%	30.80%	-10 bps
Los Angeles Airport	$107.22	$102.98	4.1%	83.9%	80.9%	3.0%	$90.00	$83.27	8.1%	15.83%	11.18%	465 bps
Hilton Minneapolis (2)	$149.81	$148.32	1.0%	70.0%	68.6%	1.4%	$104.83	$101.79	3.0%	28.46%	27.00%	146 bps
Oak Brook Hills	$132.72	$119.05	11.5%	52.9%	54.0%	(1.1%)	$70.19	$64.34	9.1%	12.58%	9.96%	262 bps
Orlando Airport Marriott	$99.35	$96.94	2.5%	68.0%	69.8%	(1.8%)	$67.52	$67.66	(0.2%)	20.06%	17.94%	212 bps
Hotel Rex (2)	$189.15	$168.21	12.4%	81.4%	79.4%	2.0%	$153.89	$133.47	15.3%	37.52%	32.61%	491 bps
Salt Lake City Marriott	$129.47	$127.82	1.3%	67.5%	58.1%	9.4%	$87.40	$74.23	17.7%	31.22%	24.37%	685 bps
The Lodge at Sonoma	$242.15	$231.82	4.5%	75.0%	69.3%	5.7%	$181.68	$160.61	13.1%	26.45%	25.89%	56 bps
Torrance Marriott South Bay	$110.41	$104.63	5.5%	78.5%	81.3%	(2.8%)	$86.69	$85.05	1.9%	25.72%	23.82%	190 bps
Vail Marriott (2)	$211.51	$197.87	6.9%	55.8%	51.7%	4.1%	$118.06	$102.23	15.5%	18.07%	11.96%	611 bps
Lexington Hotel New York (2)	$237.45	$241.34	(1.6%)	95.2%	95.8%	(0.6%)	$225.97	$231.32	(2.3%)	45.28%	44.72%	56 bps
Westin San Diego (2)	$144.03	$146.21	(1.5%)	76.4%	72.0%	4.4%	$110.08	$105.29	4.5%	27.45%	31.93%	-448 bps
Westin Washington D.C. City Center (2)	$193.93	$198.61	(2.4%)	70.3%	74.7%	(4.4%)	$136.27	$148.33	(8.1%)	31.51%	41.04%	-953 bps
Renaissance Worthington	$173.21	$151.96	14.0%	64.4%	72.7%	(8.3%)	$111.56	$110.48	1.0%	31.12%	28.23%	289 bps

Total/Weighted Average	$185.02	$178.55	3.6%	74.7%	74.5%	0.2%	$138.24	$133.03	3.9%	28.90%	27.85%	105 bps

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2011.
(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the fourth quarter and includes the months of September through December.

Pro Forma Operating Statistics – Full Year (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2012	YTD 2011	B/(W)	YTD 2012	YTD 2011	B/(W)	YTD 2012	YTD 2011	B/(W)	YTD 2012	YTD 2011	B/(W)
Atlanta Alpharetta	$139.59	$132.24	5.6%	66.0%	67.8%	(1.8%)	$92.11	$89.70	2.7%	29.90%	29.21%	69 bps
Bethesda Marriott Suites	$166.08	$169.54	(2.0%)	64.8%	64.4%	0.4%	$107.69	$109.20	(1.4%)	26.08%	25.88%	20 bps
Boston Westin	$203.85	$197.64	3.1%	73.3%	69.7%	3.6%	$149.46	$137.69	8.5%	23.39%	23.74%	-35 bps
Hilton Boston Downtown	$220.59	$205.82	7.2%	76.0%	77.6%	(1.6%)	$167.68	$159.63	5.0%	35.67%	37.01%	-134 bps
Hilton Burlington	$156.57	$144.23	8.6%	73.8%	69.7%	4.1%	$115.55	$100.51	15.0%	37.13%	35.79%	134 bps
Renaissance Charleston	$180.50	$167.50	7.8%	85.1%	84.6%	0.5%	$153.58	$141.74	8.4%	34.36%	32.28%	208 bps
Hilton Garden Inn Chelsea	$217.77	$213.29	2.1%	96.1%	92.6%	3.5%	$209.30	$197.42	6.0%	44.02%	46.10%	-208 bps
Chicago Marriott	$200.80	$191.48	4.9%	74.1%	72.8%	1.3%	$148.78	$139.43	6.7%	23.50%	23.89%	-39 bps
Chicago Conrad	$213.51	$198.14	7.8%	80.2%	83.9%	(3.7%)	$171.18	$166.33	2.9%	29.52%	30.82%	-130 bps
Courtyard Denver Downtown	$159.29	$152.56	4.4%	84.6%	80.5%	4.1%	$134.83	$122.84	9.8%	45.46%	43.11%	235 bps
Courtyard Fifth Avenue	$274.04	$260.09	5.4%	91.7%	86.9%	4.8%	$251.29	$226.07	11.2%	30.96%	27.97%	299 bps
Courtyard Midtown East	$269.79	$262.99	2.6%	86.7%	83.5%	3.2%	$233.91	$219.68	6.5%	34.59%	34.34%	25 bps
Frenchman’s Reef	$228.17	$229.24	(0.5%)	78.7%	81.8%	(3.1%)	$179.48	$187.53	(4.3%)	19.51%	(1.20%)	2071 bps
JW Marriott Denver Cherry Creek	$227.24	$230.21	(1.3%)	76.4%	72.8%	3.6%	$173.69	$167.59	3.6%	29.72%	29.33%	39 bps
Los Angeles Airport	$109.11	$104.15	4.8%	86.7%	84.6%	2.1%	$94.64	$88.12	7.4%	18.49%	15.72%	277 bps
Hilton Minneapolis	$143.19	$142.22	0.7%	72.6%	73.7%	(1.1%)	$103.99	$104.87	(0.8%)	27.12%	29.24%	-212 bps
Oak Brook Hills	$120.39	$115.30	4.4%	56.6%	54.3%	2.3%	$68.12	$62.64	8.7%	9.69%	9.04%	65 bps
Orlando Airport Marriott	$103.82	$99.05	4.8%	72.2%	74.9%	(2.7%)	$74.97	$74.19	1.1%	23.53%	20.83%	270 bps
Hotel Rex	$178.93	$155.20	15.3%	84.8%	81.3%	3.5%	$151.72	$126.24	20.2%	36.58%	30.45%	613 bps
Salt Lake City Marriott	$134.07	$127.40	5.2%	66.4%	59.4%	7.0%	$89.07	$75.64	17.8%	29.64%	25.10%	454 bps
The Lodge at Sonoma	$235.86	$217.76	8.3%	72.1%	70.4%	1.7%	$170.05	$153.32	10.9%	21.81%	18.75%	306 bps
Torrance Marriott South Bay	$110.15	$105.31	4.6%	82.6%	81.2%	1.4%	$90.95	$85.46	6.4%	25.62%	24.56%	106 bps
Vail Marriott	$225.47	$218.23	3.3%	63.7%	61.1%	2.6%	$143.72	$133.33	7.8%	27.82%	25.41%	241 bps
Lexington Hotel New York	$205.70	$200.70	2.5%	94.8%	95.5%	(0.7%)	$195.01	$191.72	1.7%	35.99%	36.90%	-91 bps
Westin San Diego	$149.32	$144.54	3.3%	79.3%	77.6%	1.7%	$118.40	$112.19	5.5%	30.04%	32.63%	-259 bps
Westin Washington D.C. City Center	$193.77	$196.49	(1.4%)	73.2%	76.3%	(3.1%)	$141.93	$149.99	(5.4%)	34.43%	38.13%	-370 bps
Renaissance Worthington	$161.04	$157.00	2.6%	68.3%	71.9%	(3.6%)	$109.93	$112.83	(2.6%)	29.26%	29.79%	-53 bps

Total/Weighted Average	$175.43	$168.61	4.0%	76.6%	75.7%	0.9%	$134.36	$127.61	5.3%	27.18%	26.31%	87 bps

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2011.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Fourth Quarter 2012 (1)
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Non-Cash Adjustments (2)	Equals: Hotel Adjusted EBITDA
Atlanta Alpharetta	$4,680	$806	$471	$—	$—	$1,277
Bethesda Marriott Suites	$4,753	$(1,343)	$637	$—	$1,944	$1,238
Boston Westin (3)	$24,786	$4,043	$2,618	$—	$2	$6,663
Hilton Boston Downtown (3)	$7,696	$577	$1,745	$—	$—	$2,322
Hilton Burlington (3)	$4,779	$686	$1,031	$—	$28	$1,745
Renaissance Charleston	$3,504	$735	$473	$—	$(39)	$1,169
Hilton Garden Inn Chelsea (3)	$5,468	$2,191	$583	$—	$—	$2,774
Chicago Marriott	$34,882	$2,361	$4,087	$4,033	$(487)	$9,994
Chicago Conrad (3)	$9,599	$2,161	$1,148	$—	$—	$3,309
Courtyard Denver Downtown (3)	$3,112	$1,058	$320	$—	$—	$1,378
Courtyard Fifth Avenue	$6,559	$1,067	$405	$1,068	$64	$2,604
Courtyard Midtown East	$10,302	$2,263	$724	$1,245	$—	$4,232
Frenchman’s Reef (3)	$15,591	$(1,758)	$2,027	$1,039	$—	$1,308
JW Marriott Denver Cherry Creek (3)	$7,062	$812	$602	$754	$—	$2,168
Los Angeles Airport	$16,942	$(489)	$1,765	$1,406	$—	$2,682
Minneapolis Hilton (3)	$16,537	$845	$2,363	$1,724	$(226)	$4,706
Oak Brook Hills	$7,051	$466	$310	$—	$111	$887
Orlando Airport Marriott	$5,913	$(801)	$945	$1,042	$—	$1,186
Hotel Rex	$2,036	$490	$274	$—	$—	$764
Salt Lake City Marriott	$7,783	$992	$929	$509	$—	$2,430
The Lodge at Sonoma	$6,392	$1,229	$462	$—	$—	$1,691
Torrance Marriott South Bay	$7,169	$903	$941	$—	$—	$1,844
Vail Marriott (3)	$7,060	$538	$738	$—	$—	$1,276
Lexington Hotel New York (3)	$20,757	$321	$6,682	$2,351	$44	$9,398
Westin San Diego (3)	$8,336	$934	$1,298	$—	$56	$2,288
Westin Washington D.C. City Center (3)	$8,474	$1,089	$1,523	$—	$58	$2,670
Renaissance Worthington	$10,613	$1,463	$888	$949	$3	$3,303

Total	$267,836	$23,639	$35,989	$16,120	$1,558	$77,410

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar for the fourth quarter and include the months of September through December.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Fourth Quarter 2011 (1)
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Non-Cash Adjustments (2)	Equals: Hotel Adjusted EBITDA
Atlanta Alpharetta	$4,632	$876	$390	$—	$—	$1,266
Bethesda Marriott Suites	$4,760	$(1,301)	$643	$—	$1,928	$1,270
Boston Westin (3)	$22,803	$1,640	$3,849	$—	$156	$5,645
Hilton Boston Downtown (3)	$9,003	$1,950	$1,416	$—	$—	$3,366
Hilton Burlington (3)	$4,618	$1,726	$563	$—	$28	$2,317
Renaissance Charleston	$3,233	$537	$464	$—	$(39)	$962
Hilton Garden Inn Chelsea (3)	$4,930	$1,953	$583	$—	$—	$2,536
Chicago Marriott	$32,508	$2,304	$3,982	$3,984	$(486)	$9,784
Chicago Conrad (3)	$8,952	$1,964	$1,280	$—	$—	$3,244
Courtyard Denver Downtown (3)	$2,922	$500	$311	$443	$—	$1,254
Courtyard Fifth Avenue	$5,589	$172	$593	$1,051	$64	$1,880
Courtyard Midtown East	$9,391	$1,949	$709	$1,234	$—	$3,892
Frenchman’s Reef (3)	$10,268	$(5,203)	$1,803	$887	$—	$(2,513)
JW Marriott Denver Cherry Creek (3)	$6,902	$801	$559	$766	$—	$2,126
Los Angeles Airport	$15,727	$(1,406)	$1,796	$1,369	$—	$1,759
Minneapolis Hilton (3)	$16,788	$828	$2,274	$1,725	$(294)	$4,533
Oak Brook Hills	$6,516	$(500)	$982	$—	$167	$649
Orlando Airport Marriott	$5,842	$(977)	$997	$1,028	$—	$1,048
Hotel Rex	$1,748	$296	$274	$—	$—	$570
Salt Lake City Marriott	$6,418	$209	$833	$522	$—	$1,564
The Lodge at Sonoma	$5,512	$977	$450	$—	$—	$1,427
Torrance Marriott South Bay	$7,036	$692	$984	$—	$—	$1,676
Vail Marriott (3)	$6,110	$5	$726	$—	$—	$731
Lexington Hotel New York (3)	$21,275	$6,326	$3,140	$4	$44	$9,514
Westin San Diego (3)	$8,437	$1,529	$1,109	$—	$56	$2,694
Westin Washington D.C. City Center (3)	$9,409	$2,477	$1,326	$—	$58	$3,861
Renaissance Worthington	$10,026	$1,034	$855	$937	$4	$2,830

Total	$251,355	$21,358	$32,891	$13,950	$1,686	$69,991

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned as of January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar for the fourth quarter and include the months of September through December.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Full Year 2012 (1)
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Non-Cash Adjustments (2)	Equals: Hotel Adjusted EBITDA
Atlanta Alpharetta	$15,340	$3,237	$1,350	$—	$—	$4,587
Bethesda Marriott Suites	$14,928	$(4,447)	$2,073	$—	$6,267	$3,893
Boston Westin	$72,755	$8,312	$8,700	$—	$7	$17,019
Hilton Boston Downtown	$24,393	$3,031	$5,671	$—	$—	$8,702
Hilton Burlington	$14,000	$1,758	$3,349	$—	$91	$5,198
Renaissance Charleston	$11,379	$2,512	$1,524	$—	$(126)	$3,910
Hilton Garden Inn Chelsea	$13,387	$3,999	$1,894	$—	$—	$5,893
Chicago Marriott	$96,735	$(1,663)	$12,978	$13,003	$(1,581)	$22,737
Chicago Conrad	$25,580	$4,083	$3,469	$—	$—	$7,552
Courtyard Denver Downtown	$9,393	$3,067	$1,028	$175	$—	$4,270
Courtyard Fifth Avenue	$17,202	$(17)	$1,693	$3,443	$207	$5,326
Courtyard Midtown East	$27,787	$3,291	$2,372	$3,949	$—	$9,612
Frenchman’s Reef	$55,752	$1,086	$6,421	$3,372	$—	$10,879
JW Marriott Denver Cherry Creek	$20,076	$1,686	$1,867	$2,414	$—	$5,967
Los Angeles Airport	$56,728	$173	$5,800	$4,514	$—	$10,487
Minneapolis Hilton	$49,075	$835	$7,622	$5,524	$(671)	$13,310
Oak Brook Hills	$21,946	$(863)	$2,504	$—	$486	$2,127
Orlando Airport Marriott	$20,047	$(1,665)	$3,024	$3,359	$—	$4,718
Hotel Rex	$5,960	$1,288	$892	$—	$—	$2,180
Salt Lake City Marriott	$24,136	$2,613	$2,876	$1,664	$—	$7,153
The Lodge at Sonoma	$18,994	$2,637	$1,506	$—	$—	$4,143
Torrance Marriott South Bay	$22,759	$2,682	$3,148	$—	$—	$5,830
Vail Marriott	$25,503	$4,731	$2,363	$—	$—	$7,094
Lexington Hotel New York	$53,904	$(1,238)	$13,798	$6,695	$145	$19,400
Westin San Diego	$26,288	$3,499	$4,217	$—	$182	$7,898
Westin Washington D.C. City Center	$26,196	$3,879	$4,950	$—	$189	$9,018
Renaissance Worthington	$32,140	$3,460	$2,871	$3,061	$11	$9,403

Total	$802,383	$51,966	$109,960	$51,173	$5,207	$218,110

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Full Year 2011 (1)
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Non-Cash Adjustments (2)	Equals: Hotel Adjusted EBITDA
Atlanta Alpharetta	$15,219	$3,195	$1,251	$—	$—	$4,446
Bethesda Marriott Suites	$15,092	$(4,459)	$2,094	$—	$6,271	$3,906
Boston Westin	$66,564	$2,808	$12,486	$—	$507	$15,801
Hilton Boston Downtown	$25,826	$4,955	$4,603	$—	$—	$9,558
Hilton Burlington	$12,505	$2,555	$1,829	$—	$91	$4,475
Renaissance Charleston	$10,540	$2,060	$1,468	$—	$(126)	$3,402
Hilton Garden Inn Chelsea	$12,544	$3,918	$1,865	$—	$—	$5,783
Chicago Marriott	$90,912	$(3,081)	$13,200	$13,182	$(1,581)	$21,720
Chicago Conrad	$24,904	$2,979	$4,697	$—	$—	$7,676
Courtyard Denver Downtown	$8,595	$1,122	$1,135	$1,448	$—	$3,705
Courtyard Fifth Avenue	$15,547	$(1,233)	$1,909	$3,465	$207	$4,348
Courtyard Midtown East	$26,068	$2,658	$2,302	$3,991	$—	$8,951
Frenchman’s Reef	$34,367	$(8,092)	$4,705	$2,976	$—	$(411)
JW Marriott Denver Cherry Creek	$19,628	$1,464	$1,817	$2,476	$—	$5,757
Los Angeles Airport	$52,726	$(2,026)	$5,816	$4,500	$—	$8,290
Minneapolis Hilton	$50,769	$4,266	$7,348	$3,998	$(768)	$14,844
Oak Brook Hills	$20,471	$(1,882)	$3,191	$—	$542	$1,851
Orlando Airport Marriott	$19,699	$(2,549)	$3,257	$3,395	$—	$4,103
Hotel Rex	$4,963	$619	$892	$—	$—	$1,511
Salt Lake City Marriott	$20,990	$806	$2,718	$1,744	$—	$5,268
The Lodge at Sonoma	$16,924	$1,750	$1,423	$—	$—	$3,173
Torrance Marriott South Bay	$22,093	$2,239	$3,188	$—	$—	$5,427
Vail Marriott	$23,225	$3,647	$2,254	$—	$—	$5,901
Lexington Hotel New York	$52,767	$9,119	$10,189	$13	$148	$19,469
Westin San Diego	$25,356	$4,487	$3,604	$—	$182	$8,273
Westin Washington D.C. City Center	$28,316	$6,298	$4,311	$—	$189	$10,798
Renaissance Worthington	$31,944	$3,674	$2,732	$3,098	$11	$9,515

Total	$748,554	$41,297	$106,284	$44,286	$5,673	$196,981

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.